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__________________________________________________________ FOR IMMEDIATE RELEASE

                              CONTACT:   DAVID SMITH--CEO
                                         LARRY BETTERLEY--VICE PRESIDENT AND CFO
                                         TERRI REDEN--COMMUNICATIONS DIRECTOR
                                         952.832.1000

                                         MATT SULLIVAN--PADILLA SPEER BEARDSLEY
                                         612.817.1385

                              PLATO LEARNING, INC.
            ANNOUNCES DAVID W. SMITH, BOARD MEMBER, TO BE INTERIM CEO
                      AS CURRENT CEO JOHN MURRAY STEPS DOWN

MINNEAPOLIS -- NOVEMBER 17, 2004 -- PLATO Learning, Inc. (NASDAQ: TUTR), a leading provider of K--adult computer-based and e-learning solutions, announced today that John Murray, its Chairman, President, and CEO, will be leaving PLATO Learning and all of its subsidiaries after he and the board reached a mutual agreement that this would be in the best interest of both parties. Murray is also resigning from the PLATO Learning board of directors. PLATO Learning's board and Murray are committed to an orderly process. Current PLATO Learning board members David W. Smith and Thomas G. Hudson will assume the roles of interim CEO and Chairman, respectively. The company's board will engage a firm to assist in the search for a permanent CEO. Murray will remain with PLATO Learning as a consultant during the transition process.

Murray said, "I'm proud of my 18 years of service with PLATO Learning, and I've enjoyed working with a talented team that's dedicated to growing the company and serving both educators and shareholders." Murray noted the successful integration of Lightspan (which positioned the company as an industry leader and improved proforma operating losses from $20 million to near break-even in 12 months). "I am pleased that I am leaving a company that is well positioned, and I am excited about the new challenges and opportunities that lie ahead. I believe in the company and its prospects and will remain a stockholder so that I can share in the benefits of the past efforts of the company and its employees. I truly admire, respect, and appreciate the PLATO Learning employees who have done so much over so many years to position us in our leadership role."

Smith, interim CEO, has spent 30 years in executive roles providing products and services to the education market. Most recently he served as the CEO of NCS Pearson, a wholly owned subsidiary of Pearson plc. During Smith's two-year tenure as CEO, revenue increased 50 percent from approximately $800 million in 2000 to $1.2 billion in 2002. Smith joined NCS Pearson in 1988 as Group Vice President, Education Systems Group, and prior to that held senior positions with McGraw Hill, William C. Brown Group and Houghton Mifflin Corporation. Currently, he serves on the board of directors of Capella Education Company, Inscape Publishing, 4GLSchool Solutions, and Scientific Learning Corporation (NASDAQ:
SCIL).

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Smith said, "I look forward to working with the PLATO Learning employees to build on the foundation John laid and to continue to position the company for strategic and operational success."

Hudson, who is PLATO Learning's lead director and now chairman, has more than 30 years experience in the computer industry with extensive background in developing and implementing strategic plans and relationships, product development and international business. He currently serves as chairman, president and CEO of Computer Network Technology Corporation (NASDAQ: CMNT), a position he's held since 1996. Prior to joining Computer Network Technology, Hudson served as senior vice president of corporate development at McGraw Hill Companies and at IBM in various executive and general management positions. He currently serves on the board of directors of Lawson Software (NASDAQ: LWSN).

Hudson said, "We appreciate John's service and commitment to PLATO Learning over the many years of his leadership. The company has grown, both organically and through several acquisitions, to be a leader in K--12 and adult education software. We thank John for his many contributions and wish him well in his future endeavors. PLATO Learning has sound intellectual assets in its software products, wonderful experience and committed employees that make it the leader today in educational software. The company's business model has very good prospects for the future."

PLATO LEARNING REAFFIRMS GUIDANCE
PLATO Learning today reaffirmed the updated fourth-quarter guidance the company issued on November 10, 2004. The company expects revenues for the fourth fiscal quarter ended October 31, 2004, to be approximately $41.0 million to $43.0 million. Revenues for the fiscal year ended October 31, 2004, are expected to be in the range of about $140 to $142 million. Consolidated pre-tax earnings are expected to be near break-even for the year. Income tax expense is expected to be recognized as no tax benefit is recognized on the U.K. losses.

USE OF NON-GAAP FINANCIAL MEASURES
The non-GAAP financial measures used in this press release present certain combined operations as if Lightspan had been acquired as of November 1, 2002. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. PLATO Learning's management views these non-GAAP financial measures to be helpful in assessing the Company's progress in integrating the operations of Lightspan. In addition, these non-GAAP financial measures facilitate management's internal comparisons to PLATO Learning's historical operating results and comparisons to competitors' operating results. PLATO Learning includes these non-GAAP financial measures in its earnings announcement because the Company believes they are useful to investors in allowing for greater transparency related to supplemental information used by management in its financial and operational analysis.

CONFERENCE CALL
A conference call to discuss this announcement is scheduled for today at 4:00 PM
(CT). The dial-in number for this call is 1-877-775-1746. Please call ten minutes prior to the start of the call and inform the operator you are participating in PLATO Learning's call. Should you be unable to attend the live conference call, a recording will be available to you from 5:00 p.m. (CT) on November 17, 2004, through midnight November 24, 2004. To access the recording call: 800-642-1687 (domestic) or 706-645-9291 (international). At the prompt, enter pass code number 2342234.


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ABOUT PLATO LEARNING, INC.
PLATO Learning is a leading provider of computer-based and e-learning instruction for kindergarten through adult learners, offering curricula in reading, writing, mathematics, science, social studies, and life and job skills. The company also offers innovative online assessment and accountability solutions and standards-based professional development services. With over 6,000 hours of objective-based, problem-solving courseware, plus assessment, alignment, and curriculum management tools, we create standards-based curricula that facilitate learning and school improvement.

With trailing 12-month revenues of over $140 million, PLATO Learning is a publicly held company traded as TUTR on the NASDAQ. PLATO Learning educational software, delivered via networks, CD-ROM, the Internet, and private intranets, is primarily marketed to K--12 schools and colleges. The Company also sells to job training programs, correctional institutions, military education programs, corporations, and individuals.

PLATO Learning is headquartered at 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437, 952.832.1000 or 800.869.2000. The Company has offices throughout the United States, Canada, and the United Kingdom, as well as international distributors in Puerto Rico, Singapore, South Africa, and the United Arab Emirates. For more information, please visit http://www.plato.com.

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This announcement includes forward-looking statements. PLATO Learning has based these forward-looking statements on its current expectations and projections about future events. Although PLATO Learning believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that its assumptions and expectations will prove to have been correct. These forward-looking statements are subject to various risks, uncertainties and assumptions. PLATO Learning undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward looking statements made are subject to the risks and uncertainties as those described in the Company's Annual Report on Form 10-K for the year ended October 31, 2003. Actual results may differ materially from anticipated results.

PLATO(R) is a registered trademark of PLATO Learning, Inc. PLATO Learning is a trademark of PLATO Learning, Inc. All other company and product names may be trademarks or registered trademarks of their respective companies.